 Exhibit 21.1

SYNIVERSE HOLDINGS, INC.
SUBSIDIARIES OF REGISTRANT
AS OF DECEMBER 31, 2015

Subsidiary Name	State or Other Jurisdiction of Incorporation
Syniverse Communications Holdings Corporation	Delaware
Syniverse Communications Intermediate Holdings Corporation	Delaware
Syniverse Communications International, Inc.	Delaware
Aicent Singapore Pte. Ltd.	Singapore
Syniverse Communications, Inc.	Delaware
Buccaneer Holdings, LLC	Delaware
Cibernet Ltd.	United Kingdom
Cibernet, LLC	Delaware
Grupo Syniverse Technologies de Mexico S. de R.L. de C.V. (Formerly MACH Mexico S de R.L. de CV (Mexico))	Mexico
Highwoods Corporation	Delaware
Hosted Data Solutions, LLC	Delaware
International Telecom (Mauritius)	Mauritius
Link2One A.E.I E.	Spain
PT Syniverse Technologies Indonesia	Indonesia
Syniverse Asia Finance Holdings S.ár.l.	Luxembourg
Syniverse Asia Finance S.ár.l.	Luxembourg
Syniverse Clearing House India Private Limited	India
Syniverse Communication Technologies (Beijing) Ltd. (Formerly Aicent (Beijing) Communications Technology Ltd. (China))	China
Syniverse Corporation	Delaware
Syniverse Europe Finance Holdings S.ár.l.	Luxembourg
Syniverse Europe Finance S.ár.l.	Luxembourg
Syniverse Holdings (Mauritius)	Mauritius
Syniverse Holdings Limited	United Kingdom
Syniverse Holdings UK Limited	United Kingdom
Syniverse Holdings, Inc.	Delaware
Syniverse ICX Corporation	Delaware
Syniverse Luxembourg Holdings 1 S.ár.l.	Luxembourg
Syniverse Luxembourg Holdings 2 S.ár.l.	Luxembourg
Syniverse Luxembourg Holdings 3 S.ár.l.	Luxembourg
Syniverse Luxembourg S.C.S.	Luxembourg
Syniverse Magellan, LLC	Delaware
Syniverse Mobile Solutions Private Limited	India
Syniverse Technologies (Australia) Pty, Ltd.	Australia
Syniverse Technologies (Beijing) Limited	China
Syniverse Technologies (China) Limited	Hong Kong
Syniverse Technologies (Clearing Solutions-Asia Pacific) Limited	Bermuda
Syniverse Technologies (India) Private Limited	India

SYNIVERSE HOLDINGS, INC.
Syniverse Technologies (Malaysia) Sdn. Bhd	Malaysia
Syniverse Technologies (Singapore) Pte. Ltd.	Singapore
Syniverse Technologies Asia Pacific Limited	Hong Kong
Syniverse Technologies B.V.	Netherlands
Syniverse Technologies Financial Clearing Limited	United Kingdom
Syniverse Technologies FZ LLC	United Arab Emirates
Syniverse Technologies GmbH	Germany
Syniverse Technologies Holdings, LLC	Delaware
Syniverse Technologies IOB (Australia) Pty. Ltd.	Australia
Syniverse Technologies K.K.	Japan
Syniverse Technologies Korea Yuhan Hoesa	South Korea
Syniverse Technologies Limited	United Kingdom
Syniverse Technologies Limited Luxembourg S.ár.l.	Luxembourg
Syniverse Technologies Messaging ApS	Denmark
Syniverse Technologies Messaging GmbH	Germany
Syniverse Technologies Middle East FZ LLC	United Arab Emirates
Syniverse Technologies Mobile Solutions (Singapore) Pte. Ltd.	Singapore
Syniverse Technologies Network Solutions (Singapore) Pte. Ltd.	Singapore
Syniverse Technologies Network Solutions Asia Pacific Limited	Hong Kong
Syniverse Technologies Payment Services Ltd.	United Kingdom
Syniverse Technologies Poland sp-ZOO	Poland
Syniverse Technologies Prestacao de Servicos Ltda	Brazil
Syniverse Technologies S.ár.l.	Luxembourg
Syniverse Technologies S.R.L	Argentina
Syniverse Technologies S.R.L	Costa Rica
Syniverse Technologies S.R.L de C.V.	Mexico
Syniverse Technologies Services (India) Private Limited	India
Syniverse Technologies Services and Solutions (India) Private Limited	India
Syniverse Technologies Solutions Ltd.	United Kingdom
Syniverse Technologies, LLC	Delaware
Syniverse Teledata Systems Private Limited	India
Syniverse Turnkey Solutions Holding Pte. Ltd.	Singapore
Telecom Connect Enterprise (India) Private Limited	India
Telecom Solutions (India) Private Limited	India
Wholesale Clearing Solutions Ltd.	United Kingdom
WP Roaming III S.ár.l.	Luxembourg